Exhibit 99.1

NYSE: BLD

A leading installer and distributor of insulation and building material products to the U.S. construction industry

TopBuild Reports Third Quarter 2020 Results

●	2.2% increase in net sales
●	210 basis point gross margin expansion to 28.4%
●	280 basis point operating margin expansion to 14.6%
●	270 basis point adjusted EBITDA margin expansion to 17.1%
●	$2.11 net income per diluted share

Third Quarter Financial Highlights

(unless otherwise indicated, comparisons are to the quarter ended September 30, 2019)

Gross margin increased 110 basis points to 27.6%.  On an adjusted basis, gross margin increased 130 basis points to 27.8%

   Operating profit was $80.5 million, compared to operating profit of $76.0 million.  On an adjusted basis, operating profit was $83.5 million, compared to $76.4 million, a 9.3% improvement.

   Net income was $55.5 million, or $1.67 per diluted share, compared to $52.1 million, or $1.51 per diluted share. Adjusted income was $55.7 million, or $1.68 per diluted share, compared to $49.5 million, or $1.43 per diluted share.

✓

Net sales increased 2.2% to $697.2 million, driven by increased volume and sales from acquisitions.

✓

Gross margin increased 210 basis points to 28.4%

✓   Operating profit was $101.5 million, compared to operating profit of $80.4 million.  On an adjusted basis, operating profit was $101.7 million, compared to $80.6 million, a 26.2% improvement.

✓

Operating margin, both reported and adjusted, was 14.6%, up 280 basis points.

✓   Net income was $70.0 million, or $2.11 per diluted share, compared to $55.0 million, or $1.60 per diluted share. Adjusted income was $69.6 million, or $2.10 per diluted share, compared to $52.7 million, or $1.53 per diluted share.

✓   Adjusted EBITDA was $119.2 million, compared to $98.0 million, a 21.6% increase, and adjusted EBITDA margin improved 270 basis points to 17.1%.

“We are pleased with our overall results that included strong adjusted operating and EBITDA margins. Our team continues to do an outstanding job of generating profitable growth.

“Sales at TruTeam were adversely impacted by our commercial business where some projects have been delayed due to COVID-19 safety protocols.

“Looking ahead, we are bullish on the overall fundamentals of our end markets and our ability to leverage our size and scale to drive market share.”

JERRY VOLAS, CEO, TOPBUILD

✓   At September 30, 2020, the Company had cash and cash equivalents of $315.3 million and availability under its revolving credit facility of $389.6 million for total liquidity of $704.9 million.

NYSE:BLD	November 3, 2020	topbuild.com

Nine Month Financial Highlights

(unless otherwise indicated, comparisons are to nine months ended September 30, 2019)

✓   Net sales increased 1.8% to $1,996.6 million.

✓	Gross margin expanded 150 basis points to 27.5%.

✓   Operating profit was $252.0 million, compared to operating profit of $213.1 million. On an adjusted basis, operating profit was $255.5 million, compared to $216.1 million, a 18.2% improvement.

✓	Operating margin was 12.6% a 170-basis point improvement. On an adjusted basis, operating margin improved 180 basis points to 12.8%.

✓   Net income was $176.3 million, or $5.29 per diluted share, compared to $145.0 million, or $4.20 per diluted share.  Adjusted income was $171.2 million, or $5.14 per diluted share, compared to $138.8 million, or $4.02 per diluted share.

✓	Adjusted EBITDA was $315.3 million, compared to $266.5 million, a 18.3% increase. Adjusted EBITDA margin was 15.8%, a 220-basis point improvement.

Operating Segment Highlights ($ in 000s)

(comparisons are to the period ended September 30, 2019)

NYSE:BLD	November 3, 2020	topbuild.com

Capital Allocation

Acquisitions

On October 1, 2020, the Company completed the acquisition of Garland Insulating, one of the largest locally owned and operated insulation installation companies in Texas.  Garland generated approximately $60 million in revenue for the trailing twelve months ended June 30, 2020.

Year-to-date, the Company has announced three acquisitions, which combined, are expected to generate approximately $79 million in annual revenue.

“Acquisitions continue to be our number one capital allocation priority. Garland Insulating, which has a great reputation, strong customer base and outstanding leadership, is a good example of the type of quality companies we have in our pipeline.”

Jerry Volas, CEO, TopBuild

Share Repurchases

In the third quarter of 2020, the Company repurchased 57,810 shares at an average price of $155.63 per share.  These shares were purchased as part of the Company’s $200 million share repurchase authorization announced on February 26, 2019.  As of September 30, 2020, $46 million of the $200 million authorization remained.

Additional Information

Quarterly supplemental materials, including a presentation that will be referenced on today’s conference call, are available on the “Investors” section of the Company’s website at www.topbuild.com.

Conference Call

A conference call to discuss third quarter 2020 financial results is scheduled for today, Tuesday,  November 3, at 9:00 a.m. Eastern Time.  The call may be accessed by dialing (877) 407-9037.  The conference call will be webcast simultaneously on the “Investors” section of the Company’s website at www.topbuild.com.

About TopBuild

TopBuild Corp., a Fortune 1000 Company headquartered in Daytona Beach, Florida, is a leading installer and distributor of insulation and building material products to the U.S. construction industry. We provide insulation and building material services nationwide through TruTeam®, which has close to 200 branches, and through Service Partners® which distributes insulation and building material products from over 75 branches.  We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers.  To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, incremental EBITDA margin, adjusted EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. We define same branch sales as sales from branches in operation for at least 12 full calendar months.  Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP.  Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “Investors” at www.topbuild.com.

NYSE:BLD	November 3, 2020	topbuild.com

Safe Harbor Statement

Statements contained herein reflect our views about future periods, including our future plans and performance, constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  We caution you against unduly relying on any of these forward-looking statements.  Our future performance may be affected by the duration and impact of the COVID-19 pandemic on the United States economy, specifically with respect to residential and commercial construction; our ability to continue operations in markets affected by the COVID-19 pandemic and our ability to collect receivables from our customers; our reliance on residential new construction, residential repair/remodel, and commercial construction; our reliance on third-party suppliers and manufacturers; our ability to attract, develop, and retain talented personnel and our sales and labor force; our ability to maintain consistent practices across our locations; and our ability to maintain our competitive position.  We discuss the material risks we face under the caption entitled “Risk Factors” in our Annual Report for the year ended December 31, 2019, as filed with the SEC on February 25, 2020, as well as under the caption entitled “Risk Factors” in subsequent reports that we file with the SEC.  Our forward-looking statements in this filing speak only as of the date of this filing.  Factors or events that could cause our actual results to differ may emerge from time to time and it is not possible for us to predict all of them.  Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise.  The Company believes that the non-GAAP performance measures and ratios that are contained herein, which management uses to manage our business, provide users of this financial information with additional meaningful comparisons between current results and results in our prior periods. Non-GAAP performance measures and ratios should be viewed in addition, and not as an alternative, to the Company's reported results under accounting principles generally accepted in the United States. Additional information about the Company is contained in the Company's filings with the SEC and is available on TopBuild's website at www.topbuild.com.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com

386-763-8801

(tables follow)

NYSE:BLD	November 3, 2020	topbuild.com

TopBuild Corp.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$697,223	$682,330	$1,996,551	$1,961,771
Cost of sales	498,895	502,999	1,448,210	1,451,822
Gross profit	198,328	179,331	548,341	509,949

Selling, general, and administrative expense	96,805	98,886	296,372	296,846
Operating profit	101,523	80,445	251,969	213,103

Other income (expense), net:
Interest expense	(7,692)	(9,507)	(24,711)	(28,740)
Loss on extinguishment of debt	—	—	(233)	—
Other, net	86	653	648	1,512
Other expense, net	(7,606)	(8,854)	(24,296)	(27,228)
Income before income taxes	93,917	71,591	227,673	185,875

Income tax expense	(23,921)	(16,615)	(51,407)	(40,864)
Net income	$69,996	$54,976	$176,266	$145,011

Net income per common share:
Basic	$2.13	$1.63	$5.35	$4.27
Diluted	$2.11	$1.60	$5.29	$4.20

Weighted average shares outstanding:
Basic	32,847,652	33,790,857	32,960,969	33,977,464
Diluted	33,210,545	34,367,902	33,337,259	34,541,635

NYSE:BLD	November 3, 2020	topbuild.com

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data (Unaudited)

(dollars in thousands)

	As of
	September 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$315,338	$184,807
Receivables, net of an allowance for credit losses of $8,122 at September 30, 2020, and allowance for doubtful accounts of $4,854 at December 31, 2019	436,548	428,844
Inventories, net	142,517	149,078
Prepaid expenses and other current assets	32,101	17,098
Total current assets	926,504	779,827

Right of use assets	81,692	87,134
Property and equipment, net	172,099	178,080
Goodwill	1,379,721	1,367,918
Other intangible assets, net	172,390	181,122
Deferred tax assets, net	4,397	4,259
Other assets	10,998	5,623
Total assets	$2,747,801	$2,603,963

LIABILITIES
Current liabilities:
Accounts payable	$311,696	$307,970
Current portion of long-term debt	23,247	34,272
Accrued liabilities	117,456	98,418
Short-term lease liabilities	32,747	36,094
Total current liabilities	485,146	476,754

Long-term debt	688,870	697,955
Deferred tax liabilities, net	173,597	175,263
Long-term portion of insurance reserves	49,927	45,605
Long-term lease liabilities	52,672	54,010
Other liabilities	15,995	1,487
Total liabilities	1,466,207	1,451,074

EQUITY	1,281,594	1,152,889
Total liabilities and equity	$2,747,801	$2,603,963

	As of September 30,
	2020	2019
Other Financial Data
Receivable days	48	51
Inventory days	27	28
Accounts payable days	81	77
Receivables, net plus inventories, net less accounts payable	$267,369	$301,217
Receivables, net plus inventories, net less accounts payable as a percent of sales (TTM)	10.1%	11.6%

NYSE:BLD	November 3, 2020	topbuild.com

TopBuild Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2020	2019
Cash Flows Provided by (Used in) Operating Activities:
Net income	$176,266	$145,011
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,527	39,005
Share-based compensation	12,159	11,411
Loss on extinguishment of debt	233	—
Loss on sale or abandonment of property and equipment	290	885
Amortization of debt issuance costs	1,103	1,169
Provision for bad debt expense	5,625	5,697
Loss from inventory obsolescence	1,908	1,794
Deferred income taxes, net	(709)	(381)
Change in certain assets and liabilities
Receivables, net	(13,645)	(51,585)
Inventories, net	4,759	20,637
Prepaid expenses and other current assets	(14,989)	10,003
Accounts payable	2,152	(12,529)
Accrued liabilities	33,436	10,758
Payment of contingent consideration	(413)	—
Other, net	21	904
Net cash provided by operating activities	255,723	182,779

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(27,206)	(34,100)
Acquisition of businesses	(21,450)	(6,452)
Proceeds from sale of property and equipment	2,332	2,239
Other, net	—	25
Net cash used in investing activities	(46,324)	(38,288)

Cash Flows Provided by (Used in) Financing Activities:
Proceeds from issuance of long-term debt	300,000	9,998
Repayment of long-term debt	(319,168)	(19,424)
Payment of debt issuance costs	(2,280)	—
Taxes withheld and paid on employees' equity awards	(14,781)	(11,135)
Exercise of stock options	1,438	—
Repurchase of shares of common stock	(43,149)	(52,177)
Payment of contingent consideration	(928)	(1,091)
Net cash used in financing activities	(78,868)	(73,829)

Cash and Cash Equivalents
Increase for the period	130,531	70,662
Beginning of period	184,807	100,929
End of period	$315,338	$171,591

Supplemental disclosure of noncash activities:
Leased assets obtained in exchange for new operating lease liabilities	$27,098	$120,726
Accruals for property and equipment	278	102

NYSE:BLD	November 3, 2020	topbuild.com

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change
TruTeam
Sales	$492,206	$498,390	(1.2)%	$1,434,648	$1,430,800	0.3%

Operating profit, as reported	$83,142	$69,846		$213,136	$189,568
Operating margin, as reported	16.9%	14.0%		14.9%	13.2%

Rationalization charges	9	(16)		866	183
Acquisition related costs	—	56		4	459
COVID-19 pay	278	—		916	—
Operating profit, as adjusted	$83,429	$69,886		$214,922	$190,210
Operating margin, as adjusted	17.0%	14.0%		15.0%	13.3%

Service Partners
Sales	$244,113	$220,947	10.5%	$674,672	$638,899	5.6%

Operating profit, as reported	$32,787	$23,406		$81,612	$65,154
Operating margin, as reported	13.4%	10.6%		12.1%	10.2%

Rationalization charges	(161)	—		783	109
COVID-19 pay	15	—		70	—
Operating profit, as adjusted	$32,641	$23,406		$82,464	$65,263
Operating margin, as adjusted	13.4%	10.6%		12.2%	10.2%

Total
Sales before eliminations	$736,319	$719,337		$2,109,320	$2,069,699
Intercompany eliminations	(39,096)	(37,007)		(112,769)	(107,928)
Net sales after eliminations	$697,223	$682,330	2.2%	$1,996,551	$1,961,771	1.8%

Operating profit, as reported - segments	$115,929	$93,252		$294,748	$254,722
General corporate expense, net	(8,032)	(6,872)		(24,610)	(23,606)
Intercompany eliminations	(6,374)	(5,935)		(18,169)	(18,013)
Operating profit, as reported	$101,523	$80,445		$251,969	$213,103
Operating margin, as reported	14.6%	11.8%		12.6%	10.9%

Rationalization charges †	(274)	8		2,102	1,977
Acquisition related costs †	142	131		338	1,034
Refinancing costs	—	—		57	—
COVID-19 pay	293	—		984	—
Operating profit, as adjusted	$101,684	$80,584		$255,450	$216,114
Operating margin, as adjusted	14.6%	11.8%		12.8%	11.0%

Share-based compensation	3,280	3,926		12,317	11,411
Depreciation and amortization	14,216	13,467		47,527	39,005
EBITDA, as adjusted	$119,180	$97,977		$315,294	$266,530
EBITDA margin, as adjusted	17.1%	14.4%		15.8%	13.6%

Sales change period over period	14,893			34,780
EBITDA, as adjusted, change period over period	21,203			48,764
Incremental EBITDA, as adjusted, as a percentage of change in sales	142.4%			140.2%

†Rationalization charges and acquisition related costs include corporate level adjustments as well as segment operating adjustments.

NYSE:BLD	November 3, 2020	topbuild.com

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Gross Profit and Operating Profit Reconciliations

Net sales	$697,223	$682,330	$1,996,551	$1,961,771

Gross profit, as reported	$198,328	$179,331	$548,341	$509,949

Rationalization charges	(63)	—	1,016	—
COVID-19 pay	273	—	755	—
Gross profit, as adjusted	$198,538	$179,331	$550,111	$509,949

Gross margin, as reported	28.4%	26.3%	27.5%	26.0%
Gross margin, as adjusted	28.5%	26.3%	27.6%	26.0%

Operating profit, as reported	$101,523	$80,445	$251,969	$213,103

Rationalization charges	(274)	8	2,102	1,977
Acquisition related costs	142	131	338	1,034
Refinancing costs	—	—	57	—
COVID-19 pay	293	—	984	—
Operating profit, as adjusted	$101,684	$80,584	$255,450	$216,114

Operating margin, as reported	14.6%	11.8%	12.6%	10.9%
Operating margin, as adjusted	14.6%	11.8%	12.8%	11.0%

Income Per Common Share Reconciliation

Income before income taxes, as reported	$93,917	$71,591	$227,673	$185,875

Rationalization charges	(274)	8	2,102	1,977
Acquisition related costs	142	131	338	1,034
Refinancing costs and loss on extinguishment of debt	—	—	290	—
COVID-19 pay	293	—	984	—
Income before income taxes, as adjusted	94,078	71,730	231,387	188,886

Tax rate at 26.0% and 26.5% for 2020 and 2019, respectively	(24,460)	(19,008)	(60,161)	(50,055)
Income, as adjusted	$69,618	$52,722	$171,226	$138,831

Income per common share, as adjusted	$2.10	$1.53	$5.14	$4.02

Weighted average diluted common shares outstanding	33,210,545	34,367,902	33,337,259	34,541,635

NYSE:BLD	November 3, 2020	topbuild.com

TopBuild Corp.

Same Branch and Acquisition Net Sales and Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales
Same branch:
TruTeam	$487,590	$498,390	$1,418,418	$1,430,800
Service Partners	244,113	220,947	674,672	638,899
Eliminations	(39,096)	(37,007)	(112,769)	(107,928)
Total same branch	692,607	682,330	1,980,321	1,961,771

Acquisitions (a):
TruTeam	$4,616	$—	$16,230	$—
Service Partners	—	—	—	—
Eliminations	—	—	—	—
Total acquisitions	4,616	—	16,230	—
Total	$697,223	$682,330	$1,996,551	$1,961,771

EBITDA, as adjusted
Same branch	$118,506	$97,977	$312,099	$266,530
Acquisitions (a)	674	—	3,195	—
Total	$119,180	$97,977	$315,294	$266,530

EBITDA, as adjusted, as a percentage of sales
Same branch (b)	17.1%		15.8%
Acquisitions (c)	14.6%		19.7%
Total (d)	17.1%	14.4%	15.8%	13.6%

As Adjusted Incremental EBITDA, as a percentage of change in sales
Same branch (e)	199.8%		245.7%
Acquisitions (c)	14.6%		19.7%
Total (f)	142.4%		140.2%

(a) Represents current year impact of acquisitions in their first twelve months

(b) Same branch EBITDA, as adjusted, as a percentage of same branch sales

(c) Acquired EBITDA, as adjusted, as a percentage of acquired sales

(d) Total EBITDA, as adjusted, as a percentage of total sales

(e) Change in same branch EBITDA, as adjusted, as a percentage of change in same branch sales

(f) Change in total EBITDA, as adjusted, as a percentage of change in total sales

NYSE:BLD	November 3, 2020	topbuild.com

TopBuild Corp.

Same Branch and Acquisition Net Sales by Market (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Same branch:
Residential	$543,658	$522,506	$1,553,273	$1,503,300
Commercial	148,949	159,824	427,048	458,471
Same branch net sales	692,607	682,330	1,980,321	1,961,771

Acquisitions (a):
Residential	$2,030	$—	$4,681	$—
Commercial	2,586	—	11,549	—
Acquisitions net sales	4,616	—	16,230	—
Total net sales	$697,223	$682,330	$1,996,551	$1,961,771

(a) Represents current year impact of acquisitions in their first twelve months

NYSE:BLD	November 3, 2020	topbuild.com

TopBuild Corp.

Reconciliation of Adjusted EBITDA to Net Income (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income, as reported	$69,996	$54,976	$176,266	$145,011
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	7,606	8,854	24,063	27,228
Income tax expense	23,921	16,615	51,407	40,864
Depreciation and amortization	14,216	13,467	47,527	39,005
Share-based compensation	3,280	3,926	12,317	11,411
Rationalization charges	(274)	8	2,102	1,977
Acquisition related costs	142	131	338	1,034
Refinancing costs and loss on extinguishment of debt	—	—	290	—
COVID-19 pay	293	—	984	—
EBITDA, as adjusted	$119,180	$97,977	$315,294	$266,530

NYSE:BLD	November 3, 2020	topbuild.com